Exhibit 99.1                                                        Exhibit 99.1

Form 4 Continuous Sheet - Joint Filer Information

This Statement on Form 4 is filed by Temasek Holdings (Private) Limited, Temasek
Capital (Private) Limited and Seletar Investments Pte Ltd. The principal business address of each of the Reporting Persons is 60B Orchard Road, #06-18
Tower 2, The Atrium@Orchard, Singapore 238891.

Name of the Designated Filer:              Temasek Holdings (Private) Limited
Date of Event Requiring Statement:         December 10, 2010
Issuer Name and Ticker or Trading Symbol:  Avago Technologies Limited (AVGO)

Dated as of December 14, 2010

                                           TEMASEK HOLDINGS (PRIVATE) LIMITED

                                           By:/s/ Cheong Kok Tim
                                           -- ----------------------------------
                                           Name:  Cheong Kok Tim
                                           Title: Managing Director, Legal &
                                           Regulations

                                           TEMASEK CAPITAL (PRIVATE) LIMITED

                                           By:/s/ Leong Wai Leng
                                           -------------------------------------
                                           Name:  Leong Wai Leng
                                           Title: Director

                                           SELETAR INVESTMENTS PTE LTD.

                                           By:/s/ Ang Peng Huat
                                           -------------------------------------
                                           Name:  Ang Peng Huat
                                           Title: Authorized Signatory